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                                                                  EXHIBIT 10.11

                             CORPORATE SERVICES AGREEMENT

                                       between

                            FALCON BUILDING PRODUCTS, INC.

                                         and

                                EAGLE INDUSTRIES, INC.

                                        dated

                                    June 16, 1997


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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Services to be Rendered. . . . . . . . . . . . . . . . . . . . . . . . . .1

2.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.  Prevention of Performance. . . . . . . . . . . . . . . . . . . . . . . . .2

5.  Independent Contractor; Indemnification. . . . . . . . . . . . . . . . . .2

6.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

7.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

8.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

9.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

10. Governing Law; Severability. . . . . . . . . . . . . . . . . . . . . . . .5

11. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

12. Effectiveness, Termination of Prior Agreement. . . . . . . . . . . . . . .6

EXHIBIT A      Affiliates

EXHIBIT B      Services to be Provided by Eagle Industries, Inc.

EXHIBIT C      Schedule of Compensation



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                             CORPORATE SERVICES AGREEMENT

    THIS CORPORATE SERVICES AGREEMENT (this "Agreement") is made as of this 16th day of June, 1997, by and between Falcon Building Products, Inc., a Delaware corporation, with its principal offices at Two North Riverside Plaza, Chicago, Illinois 60606 (the "Company"), and Eagle Industries, Inc., a Delaware corporation, with its principal offices at Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606 ("Eagle").

                                 W I T N E S S E T H:

    WHEREAS, pursuant to a Corporate Services Agreement dated June 22, 1994, (the "Prior Agreement") Eagle and its affiliated entities, including, without limitation, those listed on Exhibit A hereto ("Affiliates"), have been providing services to the Company, and whereas Eagle and the Company wish to terminate the Prior Agreement and replace it with this Agreement; and

    WHEREAS, the Company wishes to continue to purchase and acquire from Eagle certain services designed to assist the Company in the cost-efficient management of the Company's corporate and business affairs, in the manner and pursuant to terms and conditions as more specifically described herein; and

    WHEREAS, Eagle desires to provide or cause to be provided those services requested by the Company under such terms, conditions and arrangements.


    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

    1.   SERVICES TO BE RENDERED

         (a) Eagle and the Affiliates shall render to the Company, upon request of the Company, those services listed on Exhibit B attached hereto and made a part hereof at the rates or predetermined fees set forth on Exhibit C attached hereto and made a part hereof. Such rates or fees are intended to allow Eagle only to recover its costs and expenses without realizing any profit.

         (b) From time to time, the Company may desire additional services not specifically addressed in Exhibit B. For such additional services, if requested, Eagle will be compensated

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in amounts otherwise agreed to by the parties and subject to the terms of this
Agreement.

    2.   TERM

    The term of this Agreement shall commence on the date hereof and shall terminate December 31, 1997 provided, however that either party may terminate this Agreement at any time by giving the other party at least thirty (30) days' prior written notice.

    3.   COMPENSATION

    For the services rendered by Eagle and the Affiliates to the Company pursuant to this Agreement, the Company shall pay to Eagle the amounts specified on Exhibit C in equal monthly installments as invoiced to the Company. The rates provided for in Exhibit C may be amended only by the mutual consent of Eagle and the Affiliates and the Company.

    4.   PREVENTION OF PERFORMANCE

    Neither Eagle nor any affiliate shall be determined to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including without limitation, acts of God, nature, or of public enemy, strikes, or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.

    5.   INDEPENDENT CONTRACTOR; INDEMNIFICATION

         (a) It is expressly agreed by the parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, joint venturer or associate, except to the extent specified herein.

         (b) The Company shall indemnify, defend and hold Eagle and the Affiliates, and their respective directors, officers, and employees, harmless from and against all damages, losses and out-of-pocket expenses (including fees) incurred by them in the course of performing the duties prescribed hereby, except for matters covered by Paragraph 5(c) below.

         (c) Eagle shall indemnify, defend and hold the Company, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses, including

                                          2
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fees, caused by or arising out of any willfull misconduct or gross negligence in the performance of any obligation or agreement of Eagle or the Affiliates contained in this Agreement.

         (d) Except as otherwise provided in Paragraph 5(c), Eagle does not assume any responsibility under this Agreement other than to render the services called for under this Agreement in good faith. The Company's sole remedy on account of the failure of Eagle or the Affiliates to render the services as and when required hereunder shall be to procure services elsewhere and to charge Eagle the difference between the reasonable increased cost, if any, to procure new services, and the current cost to the Company to procure services under this Agreement for the remaining term of the Agreement.

    6.   NOTICES

         (a) Each notice, demand, request, consent, report, approval or communication ("Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telex, telegram, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

    Such Notices, if to Eagle, addressed as follows:

         Eagle Industries, Inc.
         Two North Riverside Plaza
         Suite 1100
         Chicago, Illinois  60606
         Telephone:  312/906-8700
         Facsimile:  312/906-8402

         Attention: Richard McNamee

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with a copy to :

         Donald J. Liebentritt
         Rosenberg & Liebentritt
         Two North Riverside Plaza
         Suite 1600
         Chicago, IL  60606
         Telephone:  312/466-3651

    Such Notices, if to the Company, addressed as follows:

         Falcon Building Products, Inc.
         Two North Riverside Plaza
         Suite 1100
         Chicago, Illinois  60606
         Telephone:  312/906-9700
         Facsimile:  312/906-8402

         Attention:  Sam A. Cottone

         (b) Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed, to the address indicated in the preamble to this Agreement.

         (c) Each party may designate by Notice to the others in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

    7.   ENTIRE AGREEMENT

    Upon its effectiveness as provided for in Paragraph 12 hereof, this Agreement, together with the Exhibits hereto, will constitute and set forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements (including the Prior Agreement), understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided therein.


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    8.   BINDING EFFECT

    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons (other than the Affiliates) shall have or derive any right, benefit or obligation hereunder.

    9.   HEADINGS

    The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

    10.  GOVERNING LAW; SEVERABILITY

    This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Illinois, in which it has a situs. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such instrument.

    11.  COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.


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    12.  EFFECTIVENESS, TERMINATION OF PRIOR AGREEMENT

    This Agreement shall become effective upon the closing of the merger of FBP Acquisition Corp., Inc. with and into the Company, and upon such closing the Prior Agreement shall terminate and be of no further force or effect.


                                  FALCON BUILDING PRODUCTS, INC.


                                  By: /s/ Sam Cottone
                                     --------------------------------
                                     Its: Senior Vice-President
                                         ----------------------------

                                  EAGLE INDUSTRIES, INC.


                                  By: /s/ Gus J. Athas
                                     --------------------------------
                                     Its: Senior Vice-President
                                     --------------------------------


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                                      EXHIBIT A


                                      AFFILIATES



1.  Eagle Industries, Inc.

2.  Eagle Industrial Products Corporation

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                                      EXHIBIT B


                           SERVICES TO BE PROVIDED BY EAGLE


1.  Tax Return Preparation and Research

2. Computer Consulting Services - including, but not limited to, consulting services in connection with all phases of the Company's computer systems.

3. Risk Management Services - including, but not limited to: (i) supplying comprehensive insurance consulting for the Company, (ii) monitoring and filing claims for the Company, and (iii) providing consulting services and managing reconstruction and claim processing after a property loss is incurred.

4. Personnel Management and Employment Relations - including but not limited to: (i) insurance, benefit and healthcare plan maintenance, including collection, allocation and premium payments, (ii) processing of post-employment benefits, (iii) processing of claims for worker's compensation and unemployment benefits, (iv) design, negotiations and maintenance of all benefit plans, and (v) miscellaneous matters, including but not limited to, pension and 401(k) plan review, computation and submission to plan administrators and all necessary documentation necessary to maintain plans to produce individual account and pension statements; and
    (vi) temporary services and recruiting.

5.  Physical Expenses - including, but not limited to:   (i) providing services
    at the corporate office for mailing, couriers, telephone, meeting rooms, offices, and storage facilities, (ii) use of offices for persons providing services for items 1 to 4 above, and Falcon employees and (iii) providing office supplies, and use of office equipment including fax, copiers, computers, furniture and fixtures.

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                                      EXHIBIT C


                               SCHEDULE OF COMPENSATION

                                 As of June 16, 1997



Physical plant expense including            Payment of actual
corporate office use, utilities,            expenditures
telephone, maintenance, postage,            reasonably
office supplies and use of office           allocable to
equipment and furniture                     the Company



Tax advice and assistance; computer         Payment of actual
consulting services; risk management        expenditures
services; and personnel management          reasonably
services                                    allocable to the
                                            Company



Third party service providers such
as, but not limited to, accountants,
actuaries, consultants, lawyers; and
other purchased services; will be
paid directly by the Company or
reimbursed to Eagle or its
Affiliates.